4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

Assure Reports a Record Number of Monthly Procedures in May 2021

Jerod Powell Named Chief Information Officer

DENVER, June 16, 2021 (GLOBE NEWSWIRE) -- Assure Holdings Corp. (the “Company” or “Assure”) (TSXV: IOM; OTCQB: ARHH), a provider of intraoperative neuromonitoring services (“IONM”), announced its highest ever number of monthly procedures during May 2021.

“The Company reported our highest number of monthly procedures in May, managing over 1,400 cases,” said John A. Farlinger, Assure’s executive chairman and CEO. ”I am pleased to report particular strength in our largest market, Texas, driven by the recent acquisition of Sentry Neuromonitoring. In addition, Assure’s monthly procedure total benefitted from the Company’s launch of professional neurology services for IONM which boosted our number of cases performed.”

Jerod Powell Appointed Chief Information Officer

Assure has appointed Jerod Powell to the newly created chief information officer (“CIO”) position. Powell will be a member of Assure’s leadership team overseeing automation, security, data management, risk and privacy.

Farlinger continued. “Jerod’s appointment as chief information officer reflects the ongoing evolution of our digital transformation at Assure. Investing in the Company’s analytical capabilities and automation is a key differentiator in the IONM industry and will help us expand our competitive advantage in revenue cycle management and other key functional areas.”

Farlinger concluded, “Adding a talent like Jerod to our team highlights an organizational focus on data warehousing, cyber security and artificial intelligence. He is a technology visionary, and will be instrumental in the development of a platform capable of efficiently supporting the scale of our business as we continue to rapidly expand.”

On his appointment Powell commented, “I look forward to continuing the advancement of Assure’s technology infrastructure. With such a robust business development pipeline, the need to rapidly scale our technology solutions is highly important.”

Powell has over 20 years of experience in cloud computing, digital transformation, process optimization and organizational development. He specializes in crafting and delivering customized solutions designed to support organizations through rapid growth and market share expansion. Prior to joining Assure, Powell served as president and chief information security officer at INFINIT Consulting, a Cloud Solution Provider and technology consultancy company. Previously, Powell was CEO & president of consulting services at Planetmagpie, an outsourced database hosting and IT consulting company, and before that was functional team lead and senior systems engineer at Microsoft.

Concurrent with his appointment, Powell will receive 125,000 common stock options in accordance with the terms of the Company’s existing stock option plan (the “Options”). The Options are subject to the approval of the TSX Venture Exchange (the “TSXV”) and applicable hold periods.

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

About Assure Holdings

Assure Holdings Corp. is a Colorado-based company that works with neurosurgeons and orthopedic spine surgeons to provide a turnkey suite of services that support intraoperative neuromonitoring activities during invasive surgeries. Assure employs its own staff of technologists and uses its own state-of-the-art monitoring equipment, handles 100% of intraoperative neuromonitoring scheduling and setup, and bills for all technical services provided. Assure Neuromonitoring is recognized as providing the highest level of patient care in the industry and has earned the Joint Commission’s Gold Seal of Approval®. For more information, visit the Company’s website at www.assureneuromonitoring.com.

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of applicable securities laws, including, but not limited to: the advancement of the Company’s technology infrastructure; the ongoing evolution of the Company’s digital transformation; and the Company’s business development pipeline. Forward-looking statements may generally be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," "target," or "continue" and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to: the Company may not continue to advance its technology infrastructure; the Company may not expand its competitive advantage in revenue cycle management and other key functional areas; the Company may not rapidly scale its technology solutions; the Company may not obtain the approval of the TSXV for the Options; the uncertainty surrounding the spread of COVID-19 and the impact it will have on the Company’s operations and economic activity in general; and risks and uncertainties discussed in our most recent annual and quarterly reports filed with the Canadian securities regulators and available on the Company’s profile on SEDAR at www.sedar.com, which risks and uncertainties are incorporated herein by reference. Readers are cautioned not to place undue reliance on forward-looking statements. Except as required by law, Assure does not intend, and undertakes no obligation, to update any forward-looking statements to reflect, in particular, new information or future events.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact

Scott Kozak, Investor and Media Relations
Assure Holdings Corp.
1-720-287-3093
Scott.Kozak@assureiom.com

John Farlinger, Chief Executive Officer
Assure Holdings Corp.
1-604-763-7565
John.Farlinger@assureiom.com